                     --------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             BLUE RHINO CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                          56-1870472
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation of organization)                          Identification Number)

                            104 CAMBRIDGE PLAZA DRIVE
                       WINSTON-SALEM, NORTH CAROLINA 27104
            -------------------------------------------------------
          (Address of principal executive offices, including zip code)

                             BLUE RHINO CORPORATION
                            1998 STOCK INCENTIVE PLAN
                                  (AS AMENDED)
                        --------------------------------
                            (Full title of the plan)

                                  BILLY D. PRIM
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BLUE RHINO CORPORATION
                            104 CAMBRIDGE PLAZA DRIVE
                       WINSTON-SALEM, NORTH CAROLINA 27104
                                 (336) 659-6900
                        --------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                            PROPOSED                     PROPOSED
TITLE OF                                    MAXIMUM                      MAXIMUM
SECURITIES             AMOUNT               OFFERING                     AGGREGATE               AMOUNT OF
TO BE                  TO BE                PRICE                        OFFERING                REGISTRATION
REGISTERED             REGISTERED           PER SHARE (1)                PRICE (1)               FEE (1)
----------             -----------          --------------               --------------          --------------

Common Stock,
$0.001 par value       1,000,000 shares     $2.32-$3.40 per share        $2,557,840              $639.50
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1), based on (i) the average of the high ($3.45) and low ($3.35) sale prices of the Company's common stock on April 30, 2001, as reported on the Nasdaq National Market (217,760 shares), and (ii) the average option price ($2.32) for 782,240 shares being registered herein which are available for issuance upon exercise of outstanding options granted by the Company under the Company's 1998 Stock Incentive Plan.

                               ------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Blue Rhino Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the year ended July 31, 2000, as filed with the Commission on October 30, 2000 and March 30, 2001, respectively;

                  (b) The Company's Quarterly Reports on Form 10-Q and Form 10-Q/A as filed with the Commission on December 15, 2000, March 19, 2001 and March 20, 2001, respectively;

                  (c) The Company's Current Reports on Form 8-K and Form 8-K/A, as filed with the Commission on September 8, 2000, September 28, 2000, November 13, 2000 and January 12, 2001;

                  (d) The description of the common stock that is contained in the Company's registration statement on Form 8-A filed with the Commission on May 19, 1998, including any amendment or report filed for the purposes of updating the description;

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

                  Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-80911, relating to the offer and sale of the Company's Common Stock under the Blue Rhino Corporation 1998 Stock Incentive Plan, as amended, are incorporated by reference in this Registration Statement on Form S-8.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the securities offered hereby has been passed upon by the law firm of Womble Carlyle Sandridge & Rice, PLLC.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Second Amended and Restated Certificate of Incorporation ("Charter") provides that the Company will indemnify its directors and officers to the fullest extent permitted by law.

                  Under the provisions of the Charter, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding shall be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company will not however indemnify any director or officer where such director or officer: (a) breaches his or her duty of loyalty to the Company or its stockholders; (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law; (c) authorizes payment of an unlawful dividend or stock repurchase or redemption; or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

                  Indemnification under the Charter and the Company's Amended and Restated By-laws ("By-laws") includes payment by the Company of expenses in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the indemnified party to repay such advance if it is ultimately determined that such person is not entitled to indemnification under the Charter, which undertaking may be accepted without reference to the financial ability of such person that makes such repayments. The Company is not responsible for the indemnification of any person seeking indemnification in connection with a proceeding initiated by such person unless the initiation was approved by the Board of Directors of the Company. The Charter and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise. The Company carries directors and officers insurance covering its executive officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following exhibits are filed as a part of this Registration Statement:

EXHIBIT NO.       DESCRIPTION
-----------       -----------

4.1(a) Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 dated May 18, 1998)

4.1(b) Form of Certificate of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1(b) to the Company's Annual Report on Form 10-K for the year ended July 31, 2000)

4.2 Second Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit
                  3.1 to the Company's Annual Report on Form 10-K for the year ended July 31, 2000)

4.3 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 dated May 18, 1998)

4.4 Registration Rights Agreement among the Company and the purchasers of Common Stock and Warrants dated September 7, 1999 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated September 23, 1999)

4.5 Registration Rights Agreement among the Company and the Buyers of its Convertible Notes dated September 20, 1999 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated September 23, 1999)

4.6 Amended and Restated Registration Rights Agreement, dated as of March 1, 1997, among the Company, Forsythe/Lunn Technology Partners, L.L.C., Platinum Propane Holding, L.L.C., the Purchasers of Units pursuant to the Unit Purchase Agreement dated October 11, 1995 and the Purchasers of the Company's Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1 dated May 18, 1998)

4.7 Amendment to Amended and Restated Registration Rights Agreement among the Company and certain holders of its common stock dated September 7, 1999 (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated September 23, 1999)

4.8 Form of Warrant to Purchase Common Stock of the Company issued to purchasers of the Company's Common Stock in its private offering dated September 7, 1999 (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated September 23, 1999)

4.9 Form of Warrant to Purchase Common Stock of the Company issued to purchasers of the Company's Convertible Notes on September 20, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K dated September 23, 1999)

4.10 Form of Warrant issued to Michael A. Waters dated September 17, 1999 (incorporated by reference to Exhibit 4.6 to the Company's Current Report on Form 8-K dated September 23, 1999)

4.11 Registration Rights Agreement among the Company and the shareholders and certain employees of Uniflame, Inc. dated March 31, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 18, 2000)

4.12 Certificate of Designation, Rights and Preferences of Series A Convertible Preferred Stock dated September 7, 2000 (incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-3 dated September 25, 2000)

4.13 Certificate of Designation, Number of Authorized Shares of Series A Convertible Preferred Stock dated October 25, 2000 (incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the year ended July 31, 2000)

4.14 Amended and Restated Registration Rights Agreement dated October 25, 2000 among the Company, the investors listed therein and the former stockholders of Quickship, Inc. (incorporated by reference to Exhibit 4.12 to the Company's Annual report on Form 10-K for the year ended July 31, 2000)

4.15 Warrant issued to Thomas E. Brandtonies dated October 26, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 26, 2000)

5                 Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1              Consent of Womble Carlyle Sandridge & Rice, PLLC (included in
                  Exhibit 5)

23.2              Consent of Ernst & Young LLP

23.3              Consent of Ernst & Young LLP

23.4              Consent of PricewaterhouseCoopers LLP

24                Power of Attorney (included on signature page)

99                Blue Rhino Corporation 1998 Stock Incentive Plan, as amended

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, Blue Rhino Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 7th day of May, 2001.

                BLUE RHINO CORPORATION


                By: /s/ Billy D. Prim
                   -------------------------------------------------------------
                    Billy D. Prim
                    Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)


                                POWER OF ATTORNEY

         Each of the undersigned, being a director and/or officer of Blue Rhino Corporation (the "Company"), hereby nominates, constitutes and appoints Billy D. Prim and Mark Castaneda, or any one of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, $0.001 par value, of the Company (the "Common Stock") in connection with the Blue Rhino Corporation 1998 Stock Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2001.



/s/ Billy D. Prim*               Chairman of the Board, President and Chief
------------------------------   Executive Officer (Principal Executive Officer)
Billy D. Prim


/s/ Mark Castaneda*              Secretary, Chief Financial Officer and Director
------------------------------   (Principal Financial and Accounting Officer)
Mark Castaneda


 /s/ Andrew J. Filipowski*       Vice Chairman of the Board
------------------------------
Andrew J. Filipowski


/s/ Richard A. Brenner*          Director
------------------------------
Richard A. Brenner


 /s/ Craig J. Duchossois*        Director
------------------------------
Craig J. Duchossois

 /s/ Steven D. Devick*           Director
------------------------------
Steven D. Devick


 /s/ Robert J. Lunn*             Director
------------------------------
Robert J. Lunn


 /s/ John H. Muehlstein*         Director
------------------------------
John H. Muehlstein


 /s/ David L. Warnock*           Director
------------------------------
David L. Warnock


*By:     /s/ Billy D. Prim
     -------------------------
         Billy D. Prim
         Attorney-in-Fact

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                             BLUE RHINO CORPORATION


EXHIBIT NO.                             DESCRIPTION
-----------                             -----------

      4.1(a) Form of Certificate of Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 dated May 18, 1998)

      4.1(b) Form of Certificate of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1(b) to the Company's Annual Report on Form 10-K for the year ended July 31, 2000)

       4.2 Second Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit
                  3.1 to the Company's Annual Report on Form 10-K for the year ended July 31, 2000)

       4.3 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 dated May 18, 1998)

       4.4 Registration Rights Agreement among the Company and the purchasers of Common Stock and Warrants dated September 7, 1999 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated September 23, 1999)

       4.5 Registration Rights Agreement among the Company and the Buyers of its Convertible Notes dated September 20, 1999 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated September 23, 1999)

       4.6 Amended and Restated Registration Rights Agreement, dated as of March 1, 1997, among the Company, Forsythe/Lunn Technology Partners, L.L.C., Platinum Propane Holding, L.L.C., the Purchasers of Units pursuant to the Unit Purchase Agreement dated October 11, 1995 and the Purchasers of the Company's Series A Convertible Participating Preferred Stock (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1 dated May 18, 1998)

       4.7 Amendment to Amended and Restated Registration Rights Agreement among the Company and certain holders of its common stock dated September 7, 1999 (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated September 23, 1999)

       4.8 Form of Warrant to Purchase Common Stock of the Company issued to purchasers of the Company's Common Stock in its private offering dated September 7, 1999 (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated September 23, 1999)

       4.9 Form of Warrant to Purchase Common Stock of the Company issued to purchasers of the Company's Convertible Notes on September 20, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K dated September 23, 1999)

       4.10 Form of Warrant issued to Michael A. Waters dated September 17, 1999 (incorporated by reference to Exhibit 4.6 to the Company's Current Report on Form 8-K dated September 23, 1999)

       4.11 Registration Rights Agreement among the Company and the shareholders and certain employees of Uniflame, Inc. dated March 31, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 18, 2000)

       4.12 Certificate of Designation, Rights and Preferences of Series A Convertible Preferred Stock dated September 7, 2000 (incorporated by reference to Exhibit 4.10 to the Company's Registration Statement on Form S-3 dated September 25, 2000)

       4.13 Certificate of Designation, Number of Authorized Shares of Series A Convertible Preferred Stock dated October 25, 2000 (incorporated by reference to Exhibit 4.11 to the Company's Annual report on Form 10-K for the year ended July 31, 2000)

       4.14 Amended and Restated Registration Rights Agreement dated October 25, 2000 among the Company, the investors listed therein and the former stockholders of Quickship, Inc. (incorporated by reference to Exhibit 4.12 to the Company's Annual report on Form 10-K for the year ended July 31, 2000)

       4.15 Warrant issued to Thomas E. Brandtonies dated October 26, 2000 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 26, 2000)

        5         Opinion of Womble Carlyle Sandridge & Rice, PLLC

       23.1       Consent of Womble Carlyle Sandridge & Rice, PLLC (included in
                  Exhibit 5)

       23.2       Consent of Ernst & Young LLP

       23.3       Consent of Ernst & Young LLP

       23.4       Consent of PricewaterhouseCoopers LLP

        24        Power of Attorney (included on signature page)

        99        Blue Rhino Corporation 1998 Stock Incentive Plan, as amended